UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2007
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director.

On January 16, 2007, the Board of Directors of Trustmark Corporation, acting pursuant to the authority granted it by Article III, Section 4 of the Corporation’s Bylaws, appointed Mr. Daniel A. Grafton to serve as a Director of Trustmark Corporation. Mr. Grafton was appointed to fill the vacancy on the Board of Directors created by the resignation of former Director Matthew L. Holleman, III. He will serve for the remainder of Mr. Holleman’s unexpired term, which is scheduled to expire on May 8, 2007. By virtue of his appointment, Mr. Grafton was also appointed to serve on the following committees of the Trustmark Corporation Board of Directors: Executive, Human Resources (Chair), Nominating and Strategic Planning.

Mr. Grafton, who will turn 60 on January 29, 2007, has served on the Board of Directors of Trustmark National Bank since February 2006 and he will continue to serve in that directorship. He currently serves as the President of L-3 Vertex Aerospace LLC, an aviation/aerospace technical services company located in Madison, Mississippi, having been elected to that position in December 2003. From April 2001 through November 2003, Mr. Grafton served as President, Director and Chief Executive Officer of Raytheon Aerospace, a Veritas Company. From 1980 to April 2001, Mr. Grafton held a variety of key leadership positions in Raytheon Company including Manager, Director, Vice President, Chief Operating Officer, President and Chief Executive Officer.

Appointment of Principal Financial Officer.

On January 16, 2007, the Board of Directors of Trustmark Corporation appointed Louis E. Greer, who currently serves as the Chief Accounting Officer of Trustmark Corporation, to serve as the Treasurer and Principal Financial Officer of the Corporation. On the same date, Mr. Greer’s title was changed from Chief Accounting Officer to Treasurer and Principal Financial Officer of the Corporation. Gerard R. Host, who has been serving as the Interim Principal Financial Officer of the Corporation, will remain as the President of General Banking of Trustmark Corporation’s subsidiary, Trustmark National Bank.

Mr. Greer, age 52, is a certified public accountant and has been employed by Trustmark Corporation and Trustmark National Bank for approximately 20 years. He has served as the Chief Accounting Officer of the Corporation and Trustmark National Bank since 2003, with responsibility for the internal, external and tax reporting functions, as well as the profit planning processes of the Corporation and its subsidiaries. He served as the Senior Vice President and Controller of Trustmark National Bank from 1992 to 2003. In such positions, Mr. Greer has managed the Accounting Division of Trustmark National Bank and participated actively on all of the mergers and acquisitions for the Corporation and its subsidiaries during that time. Mr. Greer serves as a member of the following committees of Trustmark National Bank: Management and Asset Liability and as a management representative to the Trustmark Corporation Audit and Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ T. Hariis Collier III
T. Harris Collier III
Secretary

DATE:	January 22, 2007